Exhibit 10.78
ACQUISITION TERMINATION AGREEMENT

THIS ACQUISITION TERMINATION AGREEMENT (the “Agreement”) is made and entered in this 8th day of January 2015 by and among CD International Enterprises, Inc., a Florida corporation (“CDII”), EM Resource Enterprises, Inc., a Florida corporation (“EM”), and Manuel Mustafa (“Mustafa”), collectively referred to as the "Parties".

RECITALS:

A. CDII acquired EM on September 30, 2014 (the "Acquisition") and owns 100% of the issued and outstanding capital stock of EM (the “EM Shares”). CDII desires to return EM shares to its original owner Mustafa.

B. Mustafa is the holder of $2 million note payable within two years (the "Note") and 209,375 shares of CDII Series E Convertible Preferred Stock (the "CDII Shares") with a total market value of $13.4 million. Mustafa desires to cancel the Note and CDII Shares.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

1.	The Parties agree that the Acquisition shall be terminated effective as January 8, 2015.

2.	Mustafa shall cancel the Note and return the CDII Shares to CDII on or before January 8, 2015.

3.	The Parties agree that the security agreement dated September 30, 2014 shall be deemed void as of the date signing this Agreement.

4.
The Parties agree that the employment agreement dated September 30, 2014 shall be deemed void as of the date signing this Agreement and Mustafa shall resign from the President of CDII Minerals, Inc. and resign as the director of the Board of CDII as of the date signing this Agreement.

5.	The Parties agree that all materials containing confidential business information shall remain confidential and shall resolve any expected issue amicably.

6.	The Parties agree that there is no outstanding bills, salaries, compensations among Parties.

7.	The Parties agree that both sides will continue to work together on ongoing projects including both trading and consulting businesses.

8.	The parties agree that both sides will look into a potential merger after EM successfully resolves its outstanding account receivables.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CD INTERNATIONAL ENTERPRISES, INC.

By:           /s/ James Wang
James Wang
Chief Executive Officer

EM Resources Enterprises, Inc.

By:           /s/ Manuel Mustafa
Manuel Mustafa
President

By:   /s/ Manuel Mustafa
       Manuel Mustafa